LSB INDUSTRIES, INC.               PROXY            THIS PROXY IS
16 South Pennsylvania     FOR THE ANNUAL MEETING    SOLICITED BY THE
Post Office Box 754           OF SHAREHOLDERS       BOARD OF DIRECTORS
Oklahoma City, Oklahoma 73101                       OF LSB INDUSTRIES, INC.


      The undersigned hereby appoints Jack E. Golsen and Tony M. Shelby, and each of them, the undersigned's proxy, with full power of substitution, to attend the annual meeting of the shareholders of LSB Industries, Inc. (the "Company") on Thursday. August 18, 1994, at 11:00 a.m., Central Standard Time, at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma, 73112, and at any adjournment of that meeting, and to vote the undersigned's shares of Common Stock, Convertible Noncumulative Preferred Stock, and 12% Series B Cumulative Convertible Preferred Stock as designated below.

(1)  Election of Directors

/ /   For all Nominees Listed Below (except           / /   Withhold Authority
      as marked to the contrary below)                      to Vote for All
                                                            Nominees Listed
                                                            Below

(Instruction: To withhold authority to vote for an individual nominee, strike through the nominee's name below.)

      Barry H. Golsen         David R. Goss           Jerome D. Shaffer, M.D.

      The Board of Directors recommends a vote "For" all nominees.

(2)   Approval and ratification of Selection of Independent Auditors.

            / / FOR           / /  AGAINST            / /  ABSTAIN

      The Board of Directors recommends a vote "For" this item.

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      The persons named above will vote the shares of stock represented by this proxy Card in accordance with the specifications made in items 1 and 2. If the undersigned makes no specification, the persons named above will vote the shares "FOR" items 1 and 2.

      Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

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Date                                      Name of Shareholder (Please Print)

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                                          New Address (Street, City State)

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                                          Signature and Title

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                                          Signature and Title

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